SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Seven Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3363846
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

901 Marshall Street, Redwood City, CA	94063
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-113792
(If Applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

See the “Description of capital stock” section included in the Registration Statement on Form S-1 (File No. 333-113792) of Seven Networks, Inc. (the “Registrant”), as originally filed or as subsequently amended (the “S-1 Registration Statement”), which section is hereby incorporated by reference pursuant to Rule 12b-23 of the Securities Exchange Act of 1934, as amended.

Item 2.	Exhibits.

1.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect. See Exhibit 3.1 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.2	Sixth Amended and Restated Certificate of Incorporation of the Registrant effecting a reverse stock split of the Registrant’s Common Stock and to be filed prior to the closing of the offering made under the S-1 Registration Statement. See Exhibit 3.2 to the Registration Statement, which is hereby incorporated by reference.

1.3	Bylaws of the Registrant, as currently in effect. See Exhibit 3.3 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.4	Amended and Restated Bylaws of the Registrant to take effect as of closing of the offering made under the S-1 Registration Statement. See Exhibit 3.4 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.5	Seventh Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering made under the S-1 Registration Statement. See Exhibit 3.5 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.6	Form of Specimen Certificate of the Registrant’s Common Stock. See Exhibit 4.1 to the S-1 Registration Statement, which is hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 10, 2004	SEVEN NETWORKS, INC.

	By:	/s/ Bill Nguyen
	Name:	Bill Nguyen
	Title:	Co-Chief Executive Officer

EXHIBITS

Exhibit Number	Description
1.1	Fifth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect. See Exhibit 3.1 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.2	Sixth Amended and Restated Certificate of Incorporation of the Registrant effecting a reverse stock split of the Registrant’s Common Stock and to be filed prior to the closing of the offering made under the S-1 Registration Statement. See Exhibit 3.2 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.3	Bylaws of the Registrant, as currently in effect. See Exhibit 3.3 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.4	Amended and Restated Bylaws of the Registrant to take effect as of closing of the offering made under the S-1 Registration Statement. See Exhibit 3.4 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.5	Seventh Amended and Restated Certificate of Incorporation of the Registrant to be filed upon the closing of the offering made under the S-1 Registration Statement. See Exhibit 3.5 to the S-1 Registration Statement, which is hereby incorporated by reference.

1.6	Form of Specimen Certificate of the Registrant’s Common Stock. See Exhibit 4.1 to the S-1 Registration Statement, which is hereby incorporated by reference.